Exhibit 99.1

     Ultralife Batteries To Present At The C.E. Unterberg, Towbin
               Emerging Growth Opportunities Conference

    NEWARK, N.Y.--(BUSINESS WIRE)--June 28, 2005--Ultralife Batteries, Inc. (NASDAQ: ULBI) will be presenting on July 12, 2005 at the C.E. Unterberg, Towbin Emerging Growth Opportunities Conference taking place at the Mandarin Oriental hotel in New York City.
    Ultralife Batteries management is scheduled to make a presentation at 10:20 AM ET. A live audio webcast and replay of the presentation will be available in the Investor Info - Event Calendar section of the company's website: http://investor.ultralifebatteries.com.

    About Ultralife Batteries, Inc.

    Ultralife is a global provider of power solutions for diverse applications. The company develops, manufactures and markets a wide range of non-rechargeable and rechargeable batteries, charging systems and accessories for use in military, industrial and consumer portable electronic products. Through its range of standard products and engineered solutions, Ultralife is able to provide the next generation of power systems. Industrial, retail and government customers include General Dynamics, Philips Medical Systems, Energizer, Kidde Safety, Lowe's, Radio Shack and the national defense agencies of the United States and United Kingdom, among others.
    Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing facility, is located in Abingdon, England. Both facilities are ISO-9001 certified. Detailed information about Ultralife is available at: www.ultralifebatteries.com.

    About the C.E. Unterberg, Towbin Emerging Growth Opportunities
Conference.

    The Emerging Growth Opportunities Conference will feature presentations by and investor meetings with nearly 100 public companies with market caps under $250 million, and presents an opportunity for institutional investors, analysts and potential partners to learn about the innovations and meet the management teams of companies that may help shape the future. More conference information can be found at:
http://www.unterberg.com/conferences/microcap05.html.

    Ultralife(R) is a registered trademark of Ultralife Batteries, Inc.

    CONTACT: Ultralife Batteries, Inc.
             Robert W. Fishback, 315-332-7100
             bfishback@ulbi.com
             or
             Investor Relations:
             Lippert/Heilshorn & Associates, Inc.
             Jody Burfening, 212-838-3777
             jburfening@lhai.com
             or
             Media:
             Lippert/Heilshorn & Associates, Inc.
             Chenoa Taitt, 212-201-6635
             ctaitt@lhai.com